UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Dirk Allison Employment Agreement

Effective February 29, 2016 (the “Effective Date”), Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Employment and Non-Competition Agreement with R. Dirk Allison (the “Employment Agreement”), which sets forth the terms and conditions of Mr. Allison’s employment as President and Chief Executive Officer.

The Employment Agreement has a term of four years commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the Employment Agreement will renew for successive one year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Allison is entitled to an annual base salary of $500,000 and, subject to the terms and conditions of a bonus plan that may be approved by the Company’s Board of Directors, is eligible to receive (i) an annual stock-based bonus in an amount equal to up to 75% of his annual base salary and (ii) an annual cash-based bonus in an amount up to 105% of his annual base salary, in each case depending on the achievement of certain objectives and target levels determined by the Compensation Committee of the Company’s Board of Directors. Mr. Allison is also entitled to participate in Addus HealthCare’s health, disability, vacation and 401(k) plans, with matching contributions by Addus HealthCare of up to 6% of Mr. Allison’s annual contribution.

In connection with his employment, on January 21, 2016, Mr. Allison was granted nonqualified stock options pursuant to the Company’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) to purchase 150,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The options vest over a four year period subject to the terms and conditions set forth in the Stock Incentive Plan and the Nonqualified Stock Option Award Agreement, dated as of January 21, 2016, between the Company and Mr. Allison. The options are exercisable at the fair market value of the Company’s Company Stock on the date of grant. In addition, on January 21, 2016, Mr. Allison was granted 10,000 shares of restricted Common Stock. The restricted Common Stock vests over a four year period subject to the terms and conditions of the Stock Incentive Plan and the Restricted Stock Award Agreement, dated as of January 21, 2016, between the Company and Mr. Allison.

If Mr. Allison’s employment is terminated with “reasonable cause” (as defined in the Employment Agreement), by reason of his death or disability or by Mr. Allison without “good reason” (as defined in the Employment Agreement), he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for disability insurance benefits contemplated by the Employment Agreement.

If (a) Mr. Allison’s employment is terminated without reasonable cause or for good reason, subject to the conditions set forth in the Employment Agreement, he will be entitled to receive his “base cash compensation” (as defined in the Employment Agreement) payable in equal installments for twenty four months following termination, or (b) Mr. Allison’s employment is terminated without reasonable cause in connection with a “change in control” (as defined in the Employment Agreement), he will be entitled to receive his “annual cash compensation” (as defined in the Employment Agreement) for twenty four months following termination, less any other severance amounts received pursuant to the foregoing clause (a). In either case, Mr. Allison will also be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of his bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Mr. Allison has agreed that during the Initial Employment Term and any extension thereof, and for two years following termination, Mr. Allison will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Mr. Allison from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Mr. Allison has agreed to assign all inventions developed during the employment period to Addus HealthCare. Mr. Allison has also agreed not to disparage Addus HealthCare or certain of its affiliates.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mark Heaney Separation Agreement

As previously reported in a Current Report on Form 8-K filed by the Company on January 22, 2016, on January 18, 2016, Mark Heaney ceased serving as the President and Chief Executive Officer of the Company, and as Chairman of its Board of Directors. On March 1, 2016, the Company and Mr. Heaney entered into a Separation Agreement (the “Separation Agreement”), pursuant to which, among other things, Mr. Heaney agreed to resign from the Company’s board of directors and from the board of directors of each of the Company’s subsidiaries effective January 18, 2016. Pursuant to the Separation Agreement, conditioned upon his strict compliance with the restrictive covenants set forth in the Separation Agreement regarding non-competition, non-solicitation, non-disclosure, non-disparagement and other matters, Mr. Heaney is entitled to severance payments in an aggregate amount equal to his annual base salary of $413,600 payable over three years, and a bonus amount with respect to the Company’s 2015 annual bonus program. Pursuant to the Separation Agreement, Mr. Heaney executed a general release in favor of the Company.

This summary is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Mark S. Heaney

As disclosed about in Item 1.01, pursuant to Mr. Heaney’s Separation Agreement, Mr. Heaney agreed to resign from the Company’s board of directors and from the board of directors of each of the Company’s subsidiaries effective as of January 18, 2016. He also ceased serving as Chairman of the Company’s board of directors on January 18, 2016.

Appointment of R. Dirk Allison

Also effective January 18, 2016, R. Dirk Allison, a member of the Company’s Board of Directors, was appointed as the Company’s President and Chief Executive Officer. Mr. Allison, age 59, has served as member of the Company’s Board of Directors since October 2010 and was Chairman of the Company’s Audit Committee from 2013 until his appointment as President and CEO. In connection with his appointment as President and CEO, Mr. Allison resigned his positions as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors, but remains a member of the Company’s Board of Directors. From July 2013 until January 2015, Mr. Allison served as a director of Curo Health Services. From October 2011 to August 2014, Mr. Allison served as the President and Chief Executive Officer of Correctional Healthcare Companies. Prior to joining Correctional Healthcare Companies, Mr. Allison served as the President and Chief Executive Officer of CCS Medical from March 2011 until May 2013. Prior to joining CCS Medical, Mr. Allison served as Senior Vice President, Chief Financial Officer and Treasurer of Odyssey Healthcare, Inc., a provider of hospice in the United States. Odyssey was a publicly traded NASDAQ company prior to its August 2010 acquisition by Gentiva Health Services, Inc. Prior to joining Odyssey in 2006, Mr. Allison was Executive Vice President and Chief Financial Officer of Omniflight, Inc., a privately held operator of aviation support services to the healthcare industry. Prior to Omniflight, Mr. Allison served for approximately three and a half years as Executive Vice President and Chief Financial Officer of Ardent Health Services LLC, a privately held operator of acute care and behavioral care hospitals, and for approximately four years as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc., which was a publicly traded operator of dialysis centers. Between 1987 and 1999, Mr. Allison served as President and Chief Executive Officer of several publicly and privately held healthcare companies, including a physician practice management company and several institutional pharmacy providers. Mr. Allison earned a master’s degree in business administration at the University of Dallas and his BBA at the University of Louisiana at Monroe (formerly Northeast Louisiana University) and is a Certified Public Accountant (CPA).

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective February 29, 2016, by and between Addus HealthCare, Inc. and R. Dirk Allison

99.2	Separation Agreement and General Release, dated as of March 1, 2016, by and between Addus HomeCare Corporation and Mark S. Heaney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: March 2, 2016	By:	/s/ Donald Klink
	Name:	Donald Klink
	Title:	Chief Financial Officer